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                                                                   Exhibit 10.31



                    AGREEMENT TO PROVIDE CONSULTING SERVICES
                                     between
                                   Neal J. Fox
                                       and
                                TODAY'S MAN, INC.




         This Agreement ("Agreement") is made this 30th day of November, 2001 by and between Neal J. Fox, residing at 33 East 70th Street, New York, NY 10021 ("Consultant" or "Fox") and Today's Man, Inc., with an address at Moorestown West Corporate Center, 835 Lancer Drive, Moorestown, New Jersey 08057 ("TM"). Fox and TM are each a party to this Agreement and are collectively referred to hereunder as the "Parties".

         NOW, THEREFORE, in consideration of the promises, agreements and undertakings set forth herein, and other good and valuable consideration which the Parties deem adequate, TM desires to retain Fox as an independent contractor to consult on special projects and Fox desires to serve in such capacity on the terms and conditions set forth herein, Fox and TM each agree to be legally bound to all the terms and conditions set out in this Agreement as follows:

          1. Definitions. As used in this Agreement, any reference to TM shall include its predecessors and successors, and all of its past, present and future shareholders, directors, officers, employees (other than Fox), representatives, attorneys, agents, assigns, controlling corporations, affiliates and subsidiaries; and any reference to Fox shall include his respective heirs, administrators, representatives, executors, legatees, successors, attorneys, agents and assigns.

          2. Consulting Duties. Commencing February 3, 2002, and ending on January 21, 2003 Fox will, upon request of the Chairman of the Board or CEO of TM, make himself available from time to time to perform such consulting assignments as shall be mutually agreed upon. Fox's consulting obligation to TM shall not be deemed to preclude him from consulting with, or becoming employed by, any other entity.
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          3.   Proprietary Information. At all times both during and after this
               Agreement, Fox shall not, except with TM's express prior written consent, directly or indirectly, communicate, disclose or divulge to any individual, sole proprietorship, joint venture, partnership, corporation, association or any governmental or non-governmental entity or authority (collectively "Person") or use for his own benefit or the benefit of any Person, any confidential or proprietary knowledge or information (no matter when or how acquired), concerning the conduct and detail of the business of TM.

          4. Nature of Consulting Relationship. Fox shall perform his consulting duties in his capacity as an independent contractor and not an employee of TM. Fox shall be free to exercise his discretion and independent judgment as to method and means of performance of his services pursuant to this Agreement and shall in no sense be considered to be an employee. Fox will devote such business time and effort to the services set forth hereunder to fully, timely and properly complete all assigned projects and tasks that he chooses to undertake. Fox will perform on a best effort basis and shall be provided with appropriate personnel and equipment as to be agreed.

          5. Non disparagement. Fox and TM both agree that they will make no statements calculated or intended to be harmful or derogatory concerning each of them or their respective officers, agents, or employees, except as required under subpoena or other governmental compulsion.

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          6.   Non solicitation. Fox agrees that for the term of this Agreement, he will not solicit or seek to persuade any employee, consultant or independent contractor of TM to discontinue his/her employment or relationship with TM, or to become employed or engaged in any business directly or indirectly competitive with TM.

          7.   Payment to Fox.

               a. In consideration for the promises, agreement and undertakings set forth herein, TM agrees to pay the sum of Three Hundred Twenty-Nine Thousand Dollars ($329,000.00) such amount payable on a pro rata basis on the first day of each month and on the first day of each succeeding calendar month through and including January 1, 2003.

               b.   In addition to any other remedies available to it,
                           upon receipt of competent evidence of any breach of this Agreement by Fox, TM may cease payment under this paragraph, provided it first notifies Fox and affords an opportunity for discussion and/or remediation within thirty (30) days of such notice.

               c. If TM breaches this Agreement by missing any payment required hereby (a payment which is not made within fifteen
                    (15) days of written notice from Fox to TM - Attention CFO is a missed payment) then in his sole discretion, Fox may sue to enforce the terms of this Agreement.

          8. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto and supersedes and cancels all previous negotiations, agreements, commitments, and writings in connection herewith.

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          9.   Amendment. This Agreement shall be binding upon Fox and TM and may not be abandoned, supplemented, amended, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date, signed by Fox and a duly authorized representative of TM.

          10. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
               The captions herein are inserted for convenience and do not constitute a part of this Agreement and shall not be admissible for the purposes of providing the intent of the parties.





    /s/ Neal J. Fox                                          11/30/01
---------------------------------                  -----------------------------
        Neal J. Fox                                            Date


For Today's Man, Inc.

     /s/ Frank E. Johnson                                   11/30/01
---------------------------------                  -----------------------------
 Frank E. Johnson, EVP & CFO                                  Date


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